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                                                                 EXHIBIT 10.41



                     THIRD AMENDMENT TO LOAN INSTRUMENTS

         This THIRD AMENDMENT TO LOAN INSTRUMENTS (this "Third Amendment"), dated as of March __, 1999, is among SECURITY ASSOCIATES INTERNATIONAL, INC., a Delaware corporation ("SAI"), ALL-SECURITY MONITORING SERVICES, L.L.C., an Illinois limited liability company ("ASMS"), AMJ CENTRAL STATION CORPORATION, INC., a Delaware corporation ("AMJ"), TELECOMMUNICATIONS ASSOCIATES GROUP, INC., an Ohio corporation ("ERC") (SAI, ASMS, AMJ and ERC sometimes hereinafter are referred to individually as an "Original Borrower" and collectively as the "Original Borrowers"), TEXAS SECURITY CENTRAL, INC., a Texas corporation ("TSC") (the Original Borrowers and TSC sometimes hereinafter are referred to individually as an "Existing Borrower" and collectively as the "Existing Borrowers"), and RELIANCE PROTECTION SERVICES, LTD., an Illinois corporation ("Reliance") (the Existing Borrowers and Reliance sometimes hereinafter are referred to individually as a "Borrower" and collectively as "Borrowers"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), in its individual capacity and as agent for all Lenders (this and all other capitalized terms used herein are defined in Section 2 below).

                                 R E C I T A L S

         A. The Original Borrowers, Security Associates Command Center II, L.L.C., a Michigan limited liability company ("SACC"), Monitor Service Group, L.L.C., a Delaware limited liability company ("MSG"), and FINOVA entered into an Amended and Restated Loan Agreement dated as of December 2, 1997 (the "Original Loan Agreement"), as amended by a First Amendment to Loan Instruments dated as of June 17, 1998 (the "First Amendment") among the Existing Borrowers, SACC, MSG and FINOVA, and as further amended by a Second Amendment to Loan Instruments dated as of July 17, 1998 (the "Second Amendment") among the Borrowers and FINOVA (such Original Loan Agreement, as so amended, hereinafter is referred to as the "Loan Agreement"), pursuant to which Lenders agreed to make loans and other financial accommodations to the Borrowers, SACC and MSG.

         B. Borrowers have requested that FINOVA further amend the Loan Agreement to (i) waive the Event of Default arising from Borrowers' violation of
Section 7.18 of the Loan Agreement, (ii) reset certain covenants, and (iii) defer certain principal payments.

         C. Subject to the terms and conditions of this Third Amendment, FINOVA is willing to agree to the request of Borrowers.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, Borrowers, Agent and Lenders agree as follows:

         1. INCORPORATION OF RECITALS. The Recitals set forth above are incorporated herein, are acknowledged by Borrowers to be true and correct and are made a part hereof.


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         2. DEFINITIONS. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended by this Third Amendment.

         3. AMENDMENTS TO LOAN INSTRUMENTS. The Loan Instruments are amended as set forth below:

            (a) SECTION 1.1 - AMENDED DEFINITION. Section 1.1 of the Loan Agreement is amended by deleting the current version of the following definition contained herein and substitution therefor the following version of such definition:

            Applicable Ratio: on any day during a period set forth below, the ratio set forth opposite such period:

                        Each Day During the Period                  Ratio
                        --------------------------                  -----

                        Closing Date through 9/29/98                5.00
                        9/30/98 through 12/30/98                    5.00
                        12/31/98 through 3/30/99                    5.00
                        3/31/99 through 4/30/99                     5.30
                        5/1/99 through 6/30/99                      5.30
                        7/1/99 through 9/30/99                      3.25
                        10/1/99 through 3/31/00                     3.00
                        4/1/00 through 9/30/00                      2.75
                        10/1/00 through 3/31/01                     2.50
                        4/01/01 through 9/30/01                     2.25
                        10/1/01 and thereafter                      2.00

            (b) SECTION 2.5.2. Section 2.5.2 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

                  "SECTION 2.5.2 PRINCIPAL. The Principal Balance shall be
            payable in consecutive quarterly installments on the first Business Day of each quarter set forth below in an amount equal to the product of (i) the percentage set forth below opposite such quarter, multiplied by (ii) the outstanding Principal Balance as of the end of the first Loan Year as follows:

                                                   Percentage of Outstanding
                                                   Principal Balance as of end
                                                   of first Loan Year Due as
            Quarter Beginning                      an Installment
            -----------------                      --------------

            July, 1999                                      2.5%



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            October, 1999                                   2.5%
            January, 2000                                   2.5%
            April, 2000                                     4.0%
            July, 2000                                      4.0%
            October, 2000                                   4.0%
            January, 2001                                   4.0%
            April, 2001                                     5.0%
            July, 2001                                      5.0%
            October, 2001                                   5.0%
            January, 2002                                   5.0%
            April, 2002                                     5.5%
            July, 2002                                      5.5%
            October, 2002                                   5.5%

         The remaining Principal Balance, together with any other sums which then are due and payable pursuant to the terms of the Loan Instruments, shall be due and payable in full on the last Business Day of the quarter commencing October, 2002.

            (c) EXHIBITS TO LOAN AGREEMENT. Exhibit 7.6 (Capital Expenditures) attached to the Loan Agreement is deleted in its entirety and the Amended Exhibit 7.6 attached to this Third Amendment is substituted therefor.

         4. WAIVER OF DEFAULT. The parties hereto recognize that as of December 31, 1998 the Covenant Leverage Ratio of Borrowers did not meet the requirements of the Loan Agreement. Agent hereby waives its rights to pursue its remedies on account of any Default that may arise as a result of the foregoing covenant violation of Borrowers, but only as a result of such covenant violation. The foregoing waiver shall not be deemed a waiver of any other Event of Default which has occurred or hereafter may occur under the Loan Agreement and shall not be deemed to establish a custom or course of dealing among Agent and Borrowers. Except as specifically set forth herein, Agent reserves all of its rights and remedies under the Loan Agreement.

         5. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Third Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to FINOVA:

            (a) DELIVERY OF DOCUMENTS. The following shall have been delivered to FINOVA, each duly authorized and executed and each in form and substance satisfactory to FINOVA:

                  (1) this Third Amendment;

                  (2) such other instruments, documents, waivers and consents as FINOVA reasonably may request.


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            (b)   PERFORMANCE; NO DEFAULT. Each Borrower shall have performed and complied with all agreements and conditions contained in the Loan Instruments to be performed by or complied with by it prior to or on the date hereof, and no Event of Default or Incipient Default shall exist, except as waived herein.

            (c) SECURITY INTERESTS. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby shall have been filed or taken and FINOVA shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems reasonably necessary to confirm the foregoing.

            (d) MATERIAL ADVERSE CHANGE. No event shall have occurred since July 17, 1998 which has had or could have a Material Adverse Effect.

The date on which all of the conditions set forth in this Paragraph 5 have been satisfied is referred to herein as the "Effective Date."

         6. REFERENCES. From and after the Effective Date, all terms used in the Loan Instruments which are defined in the Loan Agreement shall be deemed to refer to such terms as amended by this Third Amendment.

         7. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby confirms to Lenders that the representations and warranties set forth in the Loan Instruments, as amended by this Third Amendment, to which such Borrower is a party are true and correct in all material respects as of the date hereof, and shall be deemed to be remade as of the date hereof. Each Borrower represents and warrants to Lenders that (i) such Borrower has full power and authority to execute and deliver this Third Amendment and to perform such Person's obligations hereunder, (ii) upon the execution and delivery hereof, this Third Amendment will be valid, binding and enforceable upon each Borrower in accordance with its terms, (iii) the execution and delivery of this Third Amendment does not and will not contravene, conflict with, violate or constitute a default under (A) the articles of incorporation, articles of organization, by-laws or operating agreement of any Borrower or (B) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which any Borrower is a party or is bound or which is binding upon or applicable to all or any portion of any Borrower's Property and (iv) as of the date hereof no Incipient Default or Event of Default exists, except as waived herein.

         8. COSTS AND EXPENSES. Borrowers agree to reimburse FINOVA for all fees and expenses incurred in the preparation, negotiation and execution of this Third Amendment and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel for FINOVA.



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         9.  NO FURTHER AMENDMENTS; RATIFICATION OF LIABILITY. Except as
amended hereby, the Loan Agreement and each of the other Loan Instruments shall remain in full force and effect in accordance with its respective terms. Each Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Loan Agreement and the other Loan Instruments, all as amended by this Third Amendment, and the Liens created thereby, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by FINOVA of such liabilities, obligations and agreements, (ii) FINOVA has fully performed all obligations to each Borrower which it may have had or has on and as of the date hereof and (iii) other than as specifically set forth herein, FINOVA does not waive, diminish or limit any term or condition contained in the Loan Agreement or the other Loan Instruments. FINOVA's agreement to the terms of this Third Amendment or any other amendment of the Loan Agreement shall not be deemed to establish or create a custom or course of dealing among FINOVA and Borrowers. The Loan Instruments, as amended by this Third Amendment, contain the entire agreement among FINOVA and Borrowers with respect to the transactions contemplated by this Third Amendment.

         10. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         11. FURTHER ASSURANCES. Each Borrower covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by FINOVA in order to effectuate fully the intent of this Third Amendment.

         12. SEVERABILITY. If any term or provision of this Third Amendment or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Third Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Third Amendment.

         13. CAPTIONS. The captions in this Third Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Third Amendment or any of the provisions hereof.

               (remainder of this page intentionally left blank)


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         IN WITNESS WHEREOF, this Third Amendment has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                             SECURITY ASSOCIATES INTERNATIONAL, INC.
                             and AMJ CENTRAL STATION CORPORATION,
                             INC., each a Delaware corporation

                             By:
                                --------------------------------------------
                                James S. Brannen
                                President of each of the foregoing corporations


                             ALL-SECURITY MONITORING SERVICES, L.L.C., an Illinois limited liability company

                             By:
                                --------------------------------------------
                                James S. Brannen, Manager


                             TELECOMMUNICATIONS ASSOCIATES GROUP, INC., an Ohio corporation d/b/a ERC, TEXAS SECURITY CENTRAL, INC., a Texas corporation, and RELIANCE PROTECTION SERVICES, LTD., an Illinois corporation


                             By:
                                --------------------------------------------
                                Ronald J. Carr
                                President

                             FINOVA CAPITAL CORPORATION, a Delaware
                             corporation, in its individual capacity and as agent for all Lenders


                             By:
                                --------------------------------------------
                                David J. Alexander
                                Vice President




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                               AMENDED EXHIBIT 7.6
                               -------------------

                              CAPITAL EXPENDITURES
                              --------------------



         Closing Date - December 31, 1997             $    25,000

         1998                                         $ 1,800,000

         1999                                         $ 1,800,000

         2000 and each year thereafter                $   500,000







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